SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2012

AEMETIS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, the Board of Directors (the “Board”) of Aemetis, Inc. appointed Francis Barton to the Company’s board of directors. From 2008 to present, Mr. Barton served as Chief Executive Officer in the consulting firm Barton Business Consulting LLC. Prior to this, Mr. Barton served as the Executive Vice President and Chief Financial Officer of UTStarcom, Inc. from 2005 through 2008 and as a director from 2006 through 2008. From 2003 to 2005, Mr. Barton was Executive Vice President and Chief Financial Officer of Atmel Corporation. From 2001 to 2003, Mr. Barton was Executive Vice President and Chief Financial Officer of Broadvision Inc. From 1998 to 2001, Mr. Barton was Senior Vice President and Chief Financial Officer of Advanced Micro Devices, Inc. From 1996 to 1998, Mr. Barton was Vice President and Chief Financial Officer of Amdahl Corporation. From 1974 to 1996, Mr. Barton worked at Digital Equipment Corporation, beginning his career as a financial analyst and moving his way up through various financial roles to Vice President and Chief Financial Officer of Digital Equipment Corporation's Personal Computer Division. Mr. Barton holds a B.S. in Interdisciplinary Studies with a concentration in Chemical Engineering from Worcester Polytechnic Institute and an M.B.A. with a focus in finance from Northeastern University. Mr. Barton served on the board of directors of ON Semiconductor from 2008 to 2011. Mr. Barton will also serve as the Chair of the Audit Committee and as a member of the Governance, Compensation and Nominating Committee.  His experience as Executive Vice President and Chief Financial Officer as well as his extensive financial background qualify him for the appointment.

In connection with his service as a director and subject to the Company’s director compensation policy, Mr. Barton is eligible to receive the Company’s standard non-employee director cash and equity compensation. Mr. Barton will receive a pro rata portion of the $75,000 annual retainer for his service as a Board member and a pro-rated portion of the $20,000 annual retainer for his service as Chair of the Audit Committee through the remaining portion of the year ending December 31, 2012. He will receive fees of $250 per board and committee meeting attended. Pursuant to the Company’s director compensation policy, Mr. Barton is eligible to receive an initial stock option grant of 100,000 shares of the Company’s common stock pursuant to the Company’s Amended and Restated 2007 Stock Plan. The grant of the foregoing stock option to Mr. Barton is subject to the Company becoming current with its periodic filings under the Securities Exchange Act of 1934.

On August 2, 2012, the Board accepted the resignation of Michael L. Peterson from the Board due to Mr. Peterson’s time constraints and his decision to focus his attention on his work with Pacific Energy Development Corp. Mr. Peterson served as the Chair of the Audit Committee and a member of the Governance, Compensation and Nominating Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2012

AE BIOFUELS, INC.
By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer